Exhibit 8.1
LIST OF SUBSIDIARIES OF GENESIS LEASE LIMITED (“GLS”) (UNAUDITED)

Entity	Direct parent	Jurisdiction
Genesis Funding Limited	GLS	Bermuda
Genesis Acquisition Limited	GLS	Bermuda
Genesis Portfolio Funding I Limited	GLS	Bermuda
GLS Atlantic Alpha Limited	GLS	Bermuda
Westpark 1 Aircraft Leasing Limited	GLS	Bermuda
GLS Norway Alpha AS	GLS Atlantic	Norway
Genesis Ireland Aviation Trading 1 Limited	GFL	Ireland
Genesis Ireland Aviation Trading 2 Limited	GFL	Ireland
Genesis Ireland Aviation Trading 3 Limited	GFL	Ireland
Genesis Ireland Aviation Trading 4 Limited	GFL	Ireland
Genesis Funding France 1 SARL	GFL	France
Genesis Funding France 2 SARL	GFL	France
Genesis Funding Sweden I AB	GFL	Sweden
Genesis Leasing USA Inc	GFL	USA
GFL Aircraft Leasing Netherlands BV	GFL	Netherlands
Genesis Funding Norway 1 AS	GFL	Norway
Genesis China Leasing 1 Limited	GFL	Bermuda
Genesis China Leasing 2 Limited	GFL	Bermuda
Ross Leasing Limited	GPFL	Bermuda
Lare Leasing Limited	GPFL	Bermuda
Roselawn Leasing Limited	GPFL	Bermuda
Castletroy Leasing Limited	GPFL	Ireland